EXHIBIT 99.1

     BLUE HOLDINGS INC. REPORTS STRONG THIRD QUARTER 2005 FINANCIAL RESULTS

     o    Third quarter sales of $11.7 million, a 164% sequential increase
     o    Third quarter diluted EPS of $0.07 versus $0.02 in the second quarter

COMMERCE, Calif.--(BUSINESS WIRE)--November 1, 2005--Blue Holdings Inc. (OTCBB:BLHL), a designer, manufacturer and distributor of high-end fashion jeans and denim apparel, today announced financial results for the three and nine months ended September 30, 2005.

THREE MONTHS ENDED SEPTEMBER 30, 2005

Net sales for the third quarter of 2005 were $11.7 million, a 164% increase over the $4.4 million reported in the second quarter of 2005. The majority of our sales in the quarter were generated from the Antik Denim brand. The increase in sales was due to strong demand for the Antik Denim brand, both domestically and internationally. Net income for the third quarter of 2005 was $1.8 million, or $0.07 per basic and diluted share, compared to approximately $531,000 or $0.02 per basic and diluted share, in the second quarter of 2005. The per share results are based on weighted average shares outstanding of 25.4 million and
25.5 million for the second and third quarters respectively. Blue Holdings' wholly-owned subsidiary, Antik Denim, LLC, commenced operations in September 2004. As a result, there are no substantive year-over-year comparisons to report.

Blue Holdings' gross profit in the third quarter of 2005 increased to $5.7 million compared to $2.4 million in the second quarter of 2005. Third quarter gross margins declined to 48.5% from 53.0% last quarter due to increased sales of old inventory at lower margins. Selling, distribution and administrative expenses were $2.6 million in the quarter, up from $1.2 million in the second quarter. Operating expenses as a percentage of sales declined significantly to 22.0% as compared to 27.2% in the second quarter as the Company began to take advantage of its various operating efficiencies. The operating expenses include design and sales-related expenses such as purchases of sample fabric, freight, advertising, commissions, travel and trade show costs. Blue Holdings expects that SG&A expenses will continue to increase in line with the expansion of its business.

NINE MONTHS ENDED SEPTEMBER 30, 2005

For the nine months ended September 30, 2005, Blue Holdings' net sales were $20.6 million and reported net income was $3.5 million, or $0.14 per basic and diluted share based on 25.4 million weighted average shares outstanding. Gross profit for the nine months was $10.1 million or 49.3%.

"We are very pleased with the tremendous growth we experienced in the quarter. The designers for our current brands, Antik Denim and Yanuk, continue to produce very popular and fashionable jeans which are selling well in both department stores and retail boutiques. And during the quarter, we opened our Antik Denim retail boutique in Los Angeles which gives us the opportunity to showcase our full Antik line," said Paul Guez, Blue Holdings' Chairman and CEO.

Mr. Guez added, "While we anticipate that the fourth quarter of the fiscal year will be slower than the third quarter, we are very excited about the many growth opportunities we believe continue to exist for Blue Holdings. We feel that our multi-brand strategy, combined with our leading-edge designs and focused distribution approach will allow us to grow Blue Holdings aggressively and profitably. We will continue to look to opportunistically add brands and selectively broaden our distribution as well as further leverage the operational aspects of our business."

Conference Call

Blue Holdings Inc. will host a conference call today, November 1, 2005 at 1:30 p.m. Pacific (4:30 p.m. Eastern). The call will be hosted by Paul Guez, the Company's President and Chief Executive Officer, and Patrick Chow, the Company's Chief Financial Officer. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived.

About Blue Holdings Inc.

Blue Holdings Inc., directly and through its wholly-owned subsidiary, Antik Denim, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories with a western flair under the "Antik Denim" "Yanuk", "Taverniti So Jeans", and "U" brands, both in the United States and internationally. Blue Holdings currently sells men's and women's styles and is in the process of launching a children's line. Antik Denim and Yanuk jeans are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements contained in this press release include statements related to Blue Holdings' results in the fourth quarter of 2005, and its anticipated aggressive and profitable growth. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Blue Holdings Inc.
Patrick Chow, CFO  323-725-5555
patrick.chow@blueholdings.com

Integrated Corporate Relations
310-395-2215
Andrew Greenebaum
agreenebaum@icrinc.com
or
Patricia Dolmatsky
pdolmatsky@icrinc.com



                                       ##


                           Financial tables to follow


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


BLUE HOLDINGS INC. (FORMERLY KNOWN AS MARINE JET TECHNOLOGY CORP.) CONDENSED & CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2005

                                     ASSETS

Current Assets:
  Cash ........................................................      $   489,423
   Due from Factor, net of reserves of $293,949 ...............        1,932,527
   Accounts Receivable, net of reserves of $200,000 ...........          753,742
   Inventories ................................................        6,474,070
   Prepaid Expenses and Other Current Assets ..................          192,687
                                                                     -----------
      Total Current Assets ....................................        9,842,449

   Deferred Income Taxes ......................................          278,639
   Property and Equipment .....................................           63,186
    Less Accumulated Depreciation
                                                                     -----------

Total Assets ..................................................      $10,184,274
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts Payable ...........................................      $ 1,853,224
   Due to Related Parties .....................................          492,472
   Income Taxes Payable .......................................        1,659,673
   Accrued Expenses and Other Current Liabilities .............          608,492
                                                                     -----------
      Total Current Liabilities ...............................        4,613,861
                                                                     -----------

Stockholders' Equity
   Common Stock $0.001 par value
     Authorized 75,000,000 shares
     Issued and outstanding 25,557,200 shares .................           25,544
   Additional Paid-in Capital .................................        3,209,083
   Retained Earnings ..........................................        2,335,786
                                                                     -----------
      Total Stockholders' Equity ..............................        5,570,413
                                                                     -----------

Total Liabilities and Stockholders' Equity ....................      $10,184,274
                                                                     ===========


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


BLUE HOLDINGS INC. (FORMERLY KNOWN AS MARINE JET TECHNOLOGY CORP.)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


                                             THREE MONTH PERIOD ENDED        NINE MONTH PERIOD ENDED
                                                   SEPTEMBER 30                   SEPTEMBER 30
                                            ---------------------------    ---------------------------

                                                2005           2004            2005          2004
                                            ------------   ------------    ------------   ------------
Net Sales ...............................   $ 11,720,815   $       --      $ 20,575,044   $       --

Cost of Goods Sold ......................      6,041,774         17,495      10,431,204         17,495
                                            ------------   ------------    ------------   ------------

Gross Profit ............................      5,679,041        (17,495)     10,143,840        (17,495)

Selling, distribution & administrative
   expenses .............................      2,580,232        113,649       4,772,569        113,649
                                            ------------   ------------    ------------   ------------

Income before expenses relating to
   exchange transaction and provision
   for income taxes .....................      3,098,809       (131,144)      5,371,271       (131,144)

Expenses relating to exchange transaction         50,000           --           527,617           --
                                            ------------   ------------    ------------   ------------

Income before provision for income taxes       3,048,809       (131,144)      4,843,654       (131,144)

Provision for income taxes ..............      1,239,830           --         1,376,114           --
                                            ------------   ------------    ------------   ------------

Net Income (Loss) .......................   $  1,808,979   $   (131,144)      3,467,540   $   (131,144)
                                            ============   ============    ============   ============

Basic and diluted earnings (loss) per
   share ................................   $       0.07   $      (0.01)   $       0.14          (0.01)
                                            ============   ============    ============   ============

Basic and diluted weighted average shares     25,464,000     25,441,628      25,449,167     25,441,628
                                            ============   ============    ============   ============


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